SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 26, 2017

PACIFIC ETHANOL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060
Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 26, 2017, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), through its wholly-owned direct subsidiary Pacific Ethanol Central, LLC, a Delaware limited liability company (“Central”) and ICP Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Central (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Illinois Corn Processing LLC (“ICP”), Illinois Corn Processing Holdings Inc. (“ICPH”) and MGPI Processing, Inc. (“MGPI”, and together with ICPH, the “Sellers”). At the closing of the proposed transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into ICP (the “Merger”), and ICP will continue as the surviving corporation of the Merger and as a wholly-owned direct subsidiary of Central and a wholly-owned indirect subsidiary of the Company.

Central, Merger Sub, ICP and the Sellers each made customary and other representations, warranties and covenants for a transaction of this type in the Merger Agreement. The consummation of the Merger is subject to customary closing conditions. The transaction is expected to close in July 2017.

Under the terms of the Merger Agreement, at the closing, Merger Sub will (i) pay to the Sellers $30,000,000 in cash (the “Cash Consideration Amount”) and (ii) issue to the Sellers secured promissory notes in the aggregate principal amount of $46,000,000 (the “Seller Notes”). The principal amount of the Seller Notes will be adjusted to reflect the results of a customary working capital adjustment. Merger Sub may, in lieu of issuing the Seller Notes, increase the Cash Consideration Amount by $46,000,000, in which case, such amount shall be subject to a customary working capital adjustment. The Seller Notes, upon issuance, will be secured by a first priority lien on the assets of ICP and a pledge of the membership interests of ICP.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or ICP (or any of their respective subsidiaries or affiliates). The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. The Company’s investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) were made only as of the dates specified in the Merger Agreement, and (ii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or ICP or any of their respective subsidiaries or affiliates.

2

Note Purchase Agreement and Consent

On June 26, 2017, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with five accredited investors (the “Investors”) and a related Consent of Holders and Amendment of Senior Secured Notes (“Consent”) with the Investors and the holders of the Company’s senior secured notes issued on December 15, 2016 (“Prior Notes”). Under the terms of the Note Purchase Agreement, the Company agreed to sell approximately $14.0 million in aggregate principal amount of its senior secured notes (the “Notes”) to the Investors in a private offering for aggregate gross proceeds of 97% of the principal amount of the Notes sold. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Notes are to be issued at the closing and are to mature on December 15, 2019 (the “Maturity Date”). Interest on the Notes are to accrue at a rate equal to (i) the greater of 1% and the three-month London Interbank Offered Rate (“LIBOR”), plus 7.0% from the closing through December 14, 2017, (ii) the greater of 1% and LIBOR, plus 9% between December 15, 2017 and December 14, 2018, and (iii) the greater of 1% and LIBOR plus 11% between December 15, 2018 and the Maturity Date. The interest rate will increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default until such event of default has been cured. Interest is to be payable in cash in arrears on the 15th calendar day of each March, June, September and December beginning on September 15, 2017. The Company is required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. The Company may, at its option, prepay the Notes at any time without premium or penalty. The Notes contain a variety of events of default which are typical for transactions of this type. Payments due under the Notes will rank pari passu with the Prior Notes and senior to all other indebtedness of the Company, other than permitted senior indebtedness.

The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, including that (i) the Company and certain of its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness, (ii) the Company and certain of its subsidiaries will not redeem, repurchase or pay any dividend or distribution on their respective capital stock without the prior consent of the holders of the Notes holding 66-2/3% of the aggregate principal amount of the Notes, other than certain permitted distributions, (iii) the Company and certain of its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any such subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business), and (iv) the Company and certain of its subsidiaries will not issue any capital stock or membership interests for any purpose other than to pay down a portion of all of the amounts owed under the Notes and in connection with the Company’s stock incentive plans. The Notes are to be secured by a first-priority security interest in the Company’s wholly-owned subsidiary, PE Op. Co. pursuant to the terms of an amendment to be entered into at the closing to an existing Security Agreement with respect to the Prior Notes.

The transaction contemplated by the Note Purchase Agreement is subject to satisfaction of customary and other closing conditions. There can be no assurance that the transaction contemplated by the Note Purchase Agreement will be consummated. The Company or any Investor may terminate the Note Purchase Agreement if the closing does not occur on or prior to July 25, 2017.

3

The foregoing description of the Note Purchase Agreement and the Consent and the transaction contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Consent, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. The Note Purchase Agreement and Consent have been attached as exhibits to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company or the Investors (or any of their respective subsidiaries or affiliates) or any other parties. The representations, warranties and covenants contained in the Note Purchase Agreement were made solely for the purposes of the Note Purchase Agreement and the benefit of the parties to the Note Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. The Company’s investors are not third-party beneficiaries under the Note Purchase Agreement. In addition, the representations and warranties contained in the Note Purchase Agreement (i) were made only as of the dates specified in the Note Purchase Agreement, and (ii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or the Investors (or any of their respective subsidiaries or affiliates) or any other parties.

Item 8.01	Other Events.

On June 27, 2017, the Company issued a press release in connection with the announcement of the Merger and the Note Purchase Agreement transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated June 26, 2017, by and among Pacific Ethanol Central, LLC, ICP Merger Sub, LLC, Illinois Corn Processing, LLC, Illinois Corn Processing Holdings Inc., and MGPI Processing, Inc. *
10.1	Note Purchase Agreement, dated June 26, 2017, by and among Pacific Ethanol, Inc. and the Investors
10.2	Consent of Holders and Amendment of Senior Secured Notes, dated June 26, 2017, by and among the Investors and the other holders identified therein
99.1	Press Release dated June 27, 2017

*The Agreement and Plan of Merger filed as Exhibit 2.1 omits certain exhibits and the disclosure schedules to the Merger Agreement pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the SEC upon request.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel and Secretary

5

EXHIBITS FILED WITH THIS REPORT

Number	Description
2.1	Agreement and Plan of Merger, dated June 26, 2017, by and among Pacific Ethanol Central, LLC, ICP Merger Sub, LLC, Illinois Corn Processing, LLC, Illinois Corn Processing Holdings Inc., and MGPI Processing, Inc. *
10.1	Note Purchase Agreement, dated June 26, 2017, by and among Pacific Ethanol, Inc. and the Investors
10.2	Consent of Holders and Amendment of Senior Secured Notes, dated June 26, 2017, by and among the Investors and the other holders identified therein
99.1	Press Release dated June 27, 2017

*The Agreement and Plan of Merger filed as Exhibit 2.1 omits certain exhibits and the disclosure schedules to the Merger Agreement pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the SEC upon request.

6